                                                                     EXHIBIT 4.1

                                                                      MTHM DRAFT
                                                                          1/4/95


- --------------------------------------------------------------------------------



                     CROWN CENTRAL PETROLEUM CORPORATION,

                                   as Issuer



                                      AND

                      THE FIRST NATIONAL BANK OF BOSTON,

                                  as Trustee



                                ---------------



                                   Indenture


                         Dated as of __________, 1995



                                ---------------


                                 $100,000,000
                             ______% Senior Notes
                                   due 2005



- --------------------------------------------------------------------------------

                      CROWN CENTRAL PETROLEUM CORPORATION

               Reconciliation and tie between Trust Indenture Act
             of 1939 and Indenture, dated as of ____________, 1995


Trust Indenture
 Act Section                                                Indenture Section


(S) 310(a)(1).............................................. 608
       (a)(2).............................................. 608
       (b)  ............................................... 607
(S) 311(a)  ............................................... 612
       (b)  ............................................... 612
(S) 312(a)  ............................................... 701, 702(a)
       (b)  ............................................... 702(b)
       (c)  ............................................... 702(c)
(S) 313(a)  ............................................... 703(a)
       (c)  ............................................... 703(a)
       (d)  ............................................... 703(b)
(S) 314(a)  ............................................... 704, 1018(a)
       (a)(4).............................................. 1019(a)
       (c)(1).............................................. 102
       (c)(2).............................................. 102
       (e)  ............................................... 102
(S) 315(a)  ............................................... 602(a)
       (b)  ............................................... 601
       (c)  ............................................... 602(j)
       (e)  ............................................... 515
(S) 316(a)(last
       sentence)........................................... 101 ("Outstanding")
       (a)(l)(A)........................................... 502, 512
       (a)(l)(B)........................................... 513
       (b)  ............................................... 508
       (c)  ............................................... 104(d)
(S) 317(a)(1).............................................. 503
       (a)(2).............................................. 504
       (b)  ............................................... 1003
(S) 318(a)  ............................................... 107



- --------------------------

This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               Table of Contents

                                                              Page


                         RECITALS OF THE COMPANY..............   1

                                  ARTICLE ONE

                 DEFINITIONS AND OTHER PROVISIONS
                      OF GENERAL APPLICATION..................   1

     SECTION 101.  Definitions................................   1
     SECTION 102.  Compliance Certificates and Opinions.......  18
     SECTION 103.  Form of Documents Delivered to Trustee.....  19
     SECTION 104.  Acts of Holders............................  19
     SECTION 105.  Notices, etc., to Trustee and Company......  21
     SECTION 106.  Notice to Holders; Waiver..................  21
     SECTION 107.  Conflict with Trust Indenture Act..........  22
     SECTION 108.  Effect of Headings and Table of
                    Contents..................................  22
     SECTION 109.  Successors and Assigns.....................  22
     SECTION 110.  Separability Clause........................  22
     SECTION 111.  Benefits of Indenture......................  22
     SECTION 112.  Governing Law..............................  23
     SECTION 113.  Legal Holidays.............................  23
     SECTION 114.  Schedules and Exhibits.....................  23
     SECTION 115.  Counterparts...............................  23

                                  ARTICLE TWO

                              SECURITY FORMS..................  23

     SECTION 201.  Forms Generally............................  23

                                 ARTICLE THREE

                              THE SECURITIES..................  24

     SECTION 301.  Title and Terms............................  24
     SECTION 302.  Denominations..............................  25
     SECTION 303.  Execution, Authentication, Delivery
                    and Dating................................  25
     SECTION 304.  Temporary Securities.......................  26
     SECTION 305.  Registration, Registration of Transfer
                    and Exchange..............................  27
     SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                    Securities................................  28
     SECTION 307.  Payment of Interest; Interest Rights
                    Preserved.................................  29
     SECTION 308.  Persons Deemed Owners......................  30
     SECTION 309.  Cancellation...............................  30
     SECTION 310.  Computation of Interest....................  31

                                 ARTICLE FOUR

                   SATISFACTION AND DISCHARGE.................  31

     SECTION 401.  Satisfaction and Discharge of Indenture....  31
     SECTION 402.  Application of Trust Money.................  32

                                 ARTICLE FIVE

                                   REMEDIES...................  32

     SECTION 501.  Events of Default..........................  32
     SECTION 502.  Acceleration of Maturity; Rescission
                    and Annulment.............................  35
     SECTION 503.  Collection of Indebtedness and Suits for
                    Enforcement by Trustee....................  36
     SECTION 504.  Trustee May File Proofs of Claim...........  37
     SECTION 505.  Trustee May Enforce Claims Without
                    Possession of Securities..................  37
     SECTION 506.  Application of Money Collected.............  38
     SECTION 507.  Limitation on Suits........................  38
     SECTION 508.  Unconditional Right of Holders to Receive
                    Principal, Premium and Interest...........  39
     SECTION 509.  Restoration of Rights and Remedies.........  39
     SECTION 510.  Rights and Remedies Cumulative.............  39
     SECTION 511.  Delay or Omission Not Waiver...............  40
     SECTION 512.  Control by Holders.........................  40
     SECTION 513.  Waiver of Past Defaults....................  40
     SECTION 514.  Waiver of Stay or Extension Laws...........  41
     SECTION 515.  Undertaking for Costs......................  41

                                  ARTICLE SIX

                                  THE TRUSTEE.................  41

     SECTION 601.  Notice of Defaults.........................  41
     SECTION 602.  Certain Rights of Trustee..................  42
     SECTION 603.  Trustee Not Responsible for Recitals
                    or Issuance of Securities.................  43
     SECTION 604.  May Hold Securities........................  43
     SECTION 605.  Money Held in Trust........................  44
     SECTION 606.  Compensation and Reimbursement.............  44
     SECTION 607.  Conflicting Interests......................  45
     SECTION 608.  Corporate Trustee Required; Eligibility....  45
     SECTION 609.  Resignation and Removal; Appointment
                    of Successor..............................  45
     SECTION 610.  Acceptance of Appointment by Successor.....  47
     SECTION 611.  Merger, Conversion Consolidation or
                    Succession to Business....................  47
     SECTION 612.  Preferential Collection of Claims
                    Against Company...........................  48

                                 ARTICLE SEVEN

        HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY.....   48

     SECTION 701.  Company to Furnish Trustee Names
                    and Addresses of Holders..................  48
     Section 702.  Preservation of Information;
                    Communications to Holders; Disclosure of
                    Names and Addresses of Holders............  48
     SECTION 703.  Reports by Trustee.........................  49
     SECTION 704.  Reports by Company.........................  49

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, SALE OF ASSETS...........  49

     SECTION 801.  Company and its Subsidiaries May
                    Consolidate, etc., Only on Certain Terms..  49
     SECTION 802.  Successor Substituted......................  52

                                  ARTICLE NINE

                     SUPPLEMENTAL INDENTURES..................  52

     SECTION 901.  Supplemental Indentures Without
                    Consent of Holders........................  52
     SECTION 902.  Supplemental Indentures with Consent
                    of Holders................................  53
     SECTION 903.  Execution of Supplemental Indentures.......  54
     SECTION 904.  Effect of Supplemental Indentures..........  55
     SECTION 905.  Conformity with Trust Indenture Act........  55
     SECTION 906.  Reference in Securities to
                    Supplemental Indentures...................  55
     SECTION 907.  Notice of Supplemental Indentures..........  55

                                  ARTICLE TEN

                                   COVENANTS..................  55

     SECTION 1001.  Payment of Principal, Premium, if any,
                    and Interest..............................  55
     SECTION 1002.  Maintenance of Office or Agency...........  56
     SECTION 1003.  Money for Security Payments to Be
                    Held in Trust.............................  56
     SECTION 1004.  Corporate Existence.......................  58
     SECTION 1005.  Payment of Taxes and Other Claims.........  58
     SECTION 1006.  Maintenance of Properties.................  58
     SECTION 1007.  Maintenance of Insurance..................  59
     SECTION 1008.  Limitation on Indebtedness................  59
     SECTION 1009.  Limitation on Restricted Payments.........  62
     SECTION 1010.  Limitation on Transactions with
                    Affiliates................................  65
     SECTION 1011.  Limitation on Sale of Assets..............  66

     SECTION 1012.  Limitation on Liens.......................  68
     SECTION 1013.  Limitation on Issuances of Guarantees
                    of and Pledges for Indebtedness...........  70
     SECTION 1014.  Purchase of Securities Upon a Change
                    of Control................................  72
     SECTION 1015.  Limitation on Sale and Leaseback\
                    Transactions..............................  73
     SECTION 1016.  Limitation on Subsidiary Capital Stock....  74
     SECTION 1017.  Limitation on Dividends and Other
                    Payment Restrictions Affecting
                    Subsidiaries..............................  74
     SECTION 1018.  Provision of Financial Statements.........  75
     SECTION 1019.  Statement by Officers As to Default;
                    Compliance Certificates...................  75
     SECTION 1020.  Waiver of Certain Covenants...............  76

                                 ARTICLE ELEVEN

                     REDEMPTION OF SECURITIES.................  76

     SECTION 1101.  Right of Redemption.......................  76
     SECTION 1102.  Applicability of Article..................  77
     SECTION 1103.  Election to Redeem; Notice to Trustee.....  77
     SECTION 1104.  Selection by Trustee of Securities
                    to Be Redeemed............................  77
     SECTION 1105.  Notice of Redemption......................  78
     SECTION 1106.  Deposit of Redemption Price...............  78
     SECTION 1107.  Securities Payable on Redemption Date.....  78
     SECTION 1108.  Securities Redeemed in Part...............  79

                                 ARTICLE TWELVE

               DEFEASANCE AND COVENANT DEFEASANCE.............  79

     SECTION 1201.  Company's Option to Effect Defeasance
                    or Covenant Defeasance....................  79
     SECTION 1202.  Defeasance and Discharge..................  79
     SECTION 1203.  Covenant Defeasance.......................  80
     SECTION 1204.  Conditions to Defeasance or Covenant
                    Defeasance................................  80

Schedule 1 -        Permitted Holders

Schedule 2 -        Outstanding Indebtedness

EXHIBIT A  -        Form of Securities, Trustee's Certificate of Authentication

EXHIBIT B  -        Form of Intercompany Note

          INDENTURE, dated as of _____________, 1995 between CROWN CENTRAL PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at One North Charles Street, Baltimore, Maryland, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY


          The Company has duly authorized the creation of an issue of ______% Senior Notes due 2005 (herein called the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


          SECTION 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them in the Trust Indenture Act, and the terms "cash transaction" and "self-liquidating paper," as used in the Trust Indenture Act Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall have the meaning ascribed to "GAAP" in this Article; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary of the Company.

     "Act" has the meaning specified in Section 104 hereof.

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that beneficially owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or (iii) any Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares required to be owned by foreign nationals, to the extent mandated by applicable law); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any of its Subsidiaries, other than in the ordinary course of business. For the purpose of this definition, the term "Asset Sale" does not include (A) any transfer of inventory in the ordinary course of business, (B) any transfer of hydrodesulphurization equipment originally purchased by the Company to manufacture low sulphur distillate in the Pasadena Refinery, (C) any transfer of properties and assets that is by the Company to any Wholly Owned Subsidiary, or by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary, in accordance with the terms hereof,
(D) any transfer of properties and assets that is governed by Article Eight hereof or (E) transfers of properties and assets in any calendar year with an aggregate Fair Market Value of less than $500,000.

     "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such arrangement and (ii) the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended).

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day on which commercial banks are not authorized or required by law to close in New York, New York, Baltimore, Maryland or the state in which the principal office of the Trustee is located.

     "Capital Lease Obligation" means any obligation of the Company and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that
                                                                   --------
the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States of America or the District of Columbia and rated "A-1" (or higher) by S&P or "P-1" (or higher) by Moody's.

     "Change of Control" means the occurrence of any of the following events;
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting power of the total outstanding Voting Stock of the Company voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) for any reason cease to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation which is not Redeemable Capital Stock) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 1009 hereof (and such amount will be treated as a Restricted Payment subject to Section 1009 hereof) and (B) no "person" or "group," other than Permitted Holders, beneficially owns immediately after such transaction, directly or indirectly, more than 35% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Article Eight hereof.

     "Change of Control Offer," "Change of Control Purchase Date" and "Change of Control Purchase Price" have the respective meanings specified in Section 1014 hereof.

     "Closing Date" means ____________, 1995.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means Crown Central Petroleum Corporation, a corporation incorporated under the laws of Maryland, until a successor Person has become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" will mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of the following: its Chairman, its President, any Senior Vice President or any Vice President, and delivered to the Trustee.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss), in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of (i) Consolidated Interest Expense and
(ii) cash and non-cash dividends on Preferred Stock paid by the Company or any of its Subsidiaries (to any Person other than the Company and its Wholly Owned Subsidiaries), in each case for such period; provided that (x) in making such
                                             --------
computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest
                           --- -----
rate, will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, will be computed by applying at the option of the Company, either the fixed or floating rate and (y) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the
                              --- -----
average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with
- -------- -------
respect to any Indebtedness covered by any Hedging Obligation will be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Hedging Obligation.

     "Consolidated Income Tax Expense" means for any period, as applied to the Company, the provision for Federal, state, local and foreign income and franchise taxes of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

     "Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation or duplication, (i) amortization of debt discount, (ii) the net cost or payments under Hedging Obligations (including fees and amortization of discounts), (iii) the interest portion of any deferred payment obligation,
(iv) payments or fees with respect to letters of credit, bankers' acceptances or similar facilities, and (v) accrued interest plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period and (ii) all capitalized interest of the Company and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis.

     "Consolidated Net Income (Loss)" of the Company means, for any period, the net income (or loss) of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Subsidiaries allocable to minority interests owned by the Company and its Consolidated Subsidiaries in unconsolidated Persons, to the extent that cash dividends or distributions have not actually been received by the Company or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, and (vi) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Subsidiary or its stockholders.

     "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

     "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (including the writedown to an estimated net realizable salvage value of hydrodesulphurization equipment originally purchased by the Company to manufacture low sulphur distillate in the Pasadena Refinery, but excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), and as adjusted for the impact of the application of the LIFO Accounting Method for such period as determined in accordance with GAAP on a Consolidated basis, which adjustment will be made by
(x) adding to the amount of "Consolidated Non-cash Charges" for such period the amount of LIFO provision, if any, which had the effect of decreasing the Consolidated Net Income (Loss) of the Company for such period or (y) subtracting from the amount of "Consolidated Non-cash Charges" for such period the amount of LIFO recovery, if any, which had the effect of increasing the Consolidated Net Income (Loss) of the Company for such period.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" has a similar meaning.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 150 Royall Street, Canton, Massachusetts 02021, except that with respect to presentation of Securities for registration of transfer or exchange, such term shall mean the office or agency of the Trustee located at 55 Broadway, 3rd Floor, New York, New York 10006.

     "covenant defeasance" has the meaning specified in Section 1203 hereof.

     "Credit Facility" means the unsecured Credit Agreement, dated as of May 10, 1993, among the Company and the lenders named therein and The Chase Manhattan Bank, N.A., as agent, and any successor lenders and/or agents party thereto including any ancillary documents executed in connection therewith, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under this Indenture, "Credit Facility" includes any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with Section 1008 hereof. If all or a portion of the Credit Facility becomes available to the Company as liquidity support or credit enhancement for a commercial paper program established by the Company, the amount of Indebtedness thereunder in respect of such support or enhancement shall be the aggregate principal amount thereunder that is then available to support or enhance outstanding commercial paper of the Company, and the aggregate face amount of such commercial paper which is outstanding that equals the aggregate principal amount thereunder that is then available for support or enhancement of such commercial paper shall not be considered to be outstanding for purposes of the operation of the covenant set forth in Section 1008 hereof.

     "Default" means any event which is, or after notice of passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 307 hereof.

     "defeasance" has the meaning specified in Section 1202 hereof.

     "Defeasance Redemption Date" has the meaning specified in Section 1204 hereof.

     "Deficiency" has the meaning specified in Section 1011 hereof.

     "Event of Default" has the meaning specified in Section 501 hereof.

     "Excess Proceeds" has the meaning specified in Section 1011 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no undue pressure or compulsion to sell and an informed and willing buyer under no undue pressure or compulsion to buy. Fair Market Value of assets or property in excess of $1,000,000 will be determined by a majority of the members of the Board of Directors of the Company, and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and of assets or property in excess of $1,000,000 be evidenced by a duly and properly adopted resolution of the Board of Directors; except that any determination of Fair Market Value made with respect to any real property or personal property which is customarily appraised shall be made by an independent qualified appraiser selected by the Company.

     "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, which are in effect from time to time.

     "Guarantee" means the guarantee by any Guarantor of the Company's obligations under this Indenture pursuant to a guarantee given in accordance with this Indenture, including any Guarantee delivered pursuant to Section 1013 hereof.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" does not include endorsements for
      --------
collection or deposit, in either case in the ordinary course of business.

     "Guarantor" means a Subsidiary of the Company that guarantees the Company's obligations under this Indenture.

     "Hedging Obligations" means the obligation of any Person pursuant to any swap or cap agreement, collar agreement, option, futures or forward hedging contract, derivative instrument or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates or in the price of crude oil, other feed stocks and refined products, as the case may be.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "incur" has the meaning ascribed thereto in Section 1008 hereof; provided
                                                                      --------
that with respect to any Indebtedness of any Subsidiary of the Company that is owing to the Company or another Subsidiary of the Company, (a) any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness and (b) any transaction pursuant to which a Wholly Owned Subsidiary (which is an obligor on Indebtedness) ceases to be a Wholly Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, and (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. As used herein, Indebtedness with respect to any Hedging Obligation shall mean, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes hereof, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation will be calculated by the Company in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person.

     "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Company or any of its Subsidiaries or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees) or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

     "LIFO Accounting Method" means the last-in, first-out (LIFO) accounting method used by the Company to value its crude oil, refined products, convenience store merchandise and gasoline and other inventory.

     "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as herein or therein provided, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any of its Subsidiaries) owning a beneficial interest in the assets subject to such Asset Sale and (v) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 1009 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Offer" has the meaning specified in Section 1011 hereof.

     "Officers' Certificate" means a certificate signed by the Chairman, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such
                                                       --------
     Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

        (iii) Securities, except and only to the extent provided in Sections 1202 and 1203 hereof, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

         (iv) Securities which have been paid pursuant to Section 306 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite
- --------  -------
principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by Trust Indenture Act Section 316(a), Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "Pasadena Refinery" means the Company's refinery located in Pasadena, Texas.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any Securities on behalf of the Company.

     "Permitted Holders" means (i) any of the individuals listed on Schedule 1 hereto, any of their respective spouses or lineal descendants or any trust for the benefit of any of the foregoing; (ii) American Trading and Production Corporation, for so long as not less than 66 2/3% of the shares of Voting Stock of such corporation are beneficially owned by any or all of the individuals or trusts referred to in the preceding clause (i); (iii) any controlled Affiliate of any of the foregoing; or (iv) in the event of incompetence or death of any of the individuals described in clause (i) above, such individual's estate, executor, administrator committee or other personal representative or beneficiaries.

     "Permitted Indebtedness" has the meaning specified in Section 1008 hereof.

     "Permitted Investments" means (i) Investments in any of the Securities;
(ii) Temporary Cash Investments; (iii) Investments in existence on the date of this Indenture; (iv) intercompany notes permitted under the definition of "Permitted Indebtedness"; (v) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Subsidiary; provided that such Wholly Owned Subsidiary is engaged in a business that is
- --------
reasonably related to the business of the Company and its Consolidated Subsidiaries on the date of this Indenture; and (vi) other investments that do not exceed

$15,000,000 at any one time outstanding in joint ventures, corporations, limited liability companies or partnerships engaged in a business that is reasonably related to the business of the Company and its Consolidated Subsidiaries on the date of this Indenture.

     "Permitted Liens" has the meaning specified in Section 1012 hereof.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "Preferred Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

     "Public Equity Offering" means an underwritten sale of common stock of the Company pursuant to a registration statement (other than Form S-8 or a registration statement relating to securities issuable by any benefit plan of the Company or any of its Subsidiaries) that is declared effective by the Commission.

     "Purchase Money Indebtedness" means (i) Indebtedness of a Person incurred to finance the cost (including the cost of improvement) of acquisition or construction in the ordinary course of business of real or tangible personal property or (ii) Indebtedness of such Person incurred to refinance Indebtedness described in clause (i) of this definition.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the _________ or ______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Required Filing Dates" has the meaning specified in Section 1018 hereof.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payments" has the meaning specified in Section 1009 hereof.

     "Sale and Leaseback Transaction" with respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred by such Person to such other Person in contemplation of such leasing.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1993, as amended.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 hereof.

     "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill Inc., or any successor rating agency.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307 hereof.

     "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, (i) any corporation of which at least a majority of the shares of Voting Stock is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

     "Surviving Entity" has the meaning specified in Section 801 hereof.

     "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of at least $250,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by a domestic commercial bank having combined capital and surplus of at least $250,000,000, (v) Eurodollar time deposits rated "P-2" (or higher) according to Moody's or "A-2" (or higher) according to

S&P in an amount not exceeding $10,000,000; (vi) municipal bonds or notes with maturities of six months or less rated "A" (or higher) according to Moody's or S&P or guaranteed by one or more banks rated "Aaa" according to Moody's or "AAA" according to S&P; and (vii) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $100,000,000 investing solely in Investments permitted by the foregoing clauses
(i), (ii), (iii), (v) and (vi).

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "U.S. Government Obligations" has the meaning specified in Section 1204 hereof.

     "Voting Stock" means Capital Stock of a Person of the class or classes pursuant to which the holders thereof have voting power under ordinary circumstances for the election of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or shares required to be owned by foreign nationals under applicable law) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 102.  Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, if compliance therewith constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1019(a) hereof) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.  Form of Documents Delivered to Trustee.
                        --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution, by an attestation of another authorized officer or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice,
- --------
consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 105.  Notices, etc., to Trustee and Company.
                        -------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Holders and the Company by the Trustee, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture and directed to the attention of the Secretary of the Company, or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.  Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107.  Conflict with Trust Indenture Act.
                        ---------------------------------

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION 108.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 110.  Separability Clause.
                        -------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.  Benefits of Indenture.
                        ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.  Governing Law.
                        -------------

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 113.  Legal Holidays.
                        --------------

          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no additional interest shall accrue
                             --------
for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, through such next succeeding Business Day.

          SECTION 114.  Schedules and Exhibits.
                        ----------------------

          All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          SECTION 115.  Counterparts.
                        ------------

          This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute one and the same instrument.



                                  ARTICLE TWO

                                 SECURITY FORMS


          SECTION 201.  Forms Generally.
                        ---------------

          The Securities and the Trustee's certificate of authentication shall be in substantially the forms annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          The definitive Securities may be printed, lithographed or engraved on steel-engraved borders or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


                                 ARTICLE THREE

                                 THE SECURITIES


          SECTION 301.  Title and Terms.
                        ---------------

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305, 306, 906, 1011, 1014 or 1108 hereof.

          The Securities shall be known and designated as the "____% Senior Notes due 2005" of the Company. The Stated Maturity of the Securities shall be ____________, 2005, and they shall bear interest at the rate of ______% per annum from _____________, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on __________, 1995 and semiannually thereafter on __________ and ____________ in each year, until the principal thereof is paid or duly provided for.

          The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that, at the option of the Company,
                  --------  -------
interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1011 and pursuant to a Change of Control Offer as provided in Section 1014 hereof.

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

          SECTION 302.  Denominations.
                        -------------

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.
                        ----------------------------------------------

          The Securities shall be executed on behalf of the Company by its Chairman, its President, any Senior Vice President or any Vice President, and attested by its Secretary, an Assistant Secretary or any other Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer or employee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          SECTION 304.  Temporary Securities.
                        --------------------

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 hereof being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 306, 906, 1011, 1014 or 1108 hereof not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 hereof and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.
                        ------------------------------------------------

          If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee (at the expense of the Holder) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 307.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately prior to such Interest Payment Date.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in subparagraphs (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subparagraph (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner provided for in Section 106 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subparagraph (2).

           (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subparagraph (2), such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 308.  Persons Deemed Owners.
                        ---------------------

          Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  Cancellation.
                        ------------

          All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

          SECTION 310.  Computation of Interest.
                        -----------------------

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


          SECTION 401.  Satisfaction and Discharge of Indenture.
                        ---------------------------------------

          This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein) as to all Outstanding Securities when

          (1)  either

               (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 306 hereof) have been cancelled or have been delivered to the Trustee for cancellation; or

               (b) all Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date;

     (2) the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company or any Guarantor; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (a) all conditions precedent hereunder relating to the satisfaction and discharge of this Indenture have been complied with and (b) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture.

          SECTION 402.  Application of Trust Money.
                        --------------------------

          Subject to the provisions of the last paragraph of Section 1003 hereof, all money deposited with the Trustee pursuant to Section 401 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES


          SECTION 501.  Events of Default.
                        -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

           (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

           (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (1) or (2) or in subclauses (b), (c) and (d) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,
     (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Indenture; (b) there shall be a default in the performance or breach of the provisions described in Article Eight; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of
     Section 1011 hereof; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of
     Section 1014 hereof;

          (4) (a) there shall have occurred one or more defaults by the Company or any of its Subsidiaries in the payment of the principal on Indebtedness aggregating $5,000,000 or more, when the same becomes due and payable at the final maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (b) Indebtedness of the Company or any of its Subsidiaries aggregating $5,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased, prior to the Stated Maturity thereof;

          (5) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries after a default under such Indebtedness shall commence proceedings, or take any action (including by way of set-off, other than set-off or netting arising under a single agreement with respect to regularly scheduled payments or deliveries to be made in respect of any Hedging Obligation), to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any of its Subsidiaries having a Fair Market Value in excess of $1,000,000 individually or in the aggregate (including funds on deposit or held pursuant to lock-box and other similar arrangements) and in any such case there shall have been a period of 60 consecutive days during which a stay of, or injunction with respect to such proceedings or action, by reason of an order, decree, appeal or otherwise, shall not be in effect;

          (6) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent permitted by this Indenture and any such Guarantee;

          (7) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Subsidiary of the Company or any of their respective properties and shall not be discharged and either (A) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect or (B) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree and there shall have been a period of 60 consecutive days during which a stay of such enforcement proceeding, by reason of an appeal or otherwise, shall not be in effect;

          (8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (9) (a) the Company or any of its Subsidiaries shall commence a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any of its Subsidiaries shall consent to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any of its Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (d) the Company or any of its Subsidiaries (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Subsidiary or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any of its Subsidiaries takes any corporate action in furtherance of any such actions in this clause (9).

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than as specified in Section 501(8) or 501(9) hereof) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding. If an Event of Default specified in Section 501(8) or 501(9) hereof occurs and is continuing, then all the Securities shall ipso facto become and be immediately due and payable, in an
                 ---- -----
amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Credit Facility of any such acceleration; provided that failure to give such notice shall not affect the
              --------
validity thereof.

          At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (a) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (b) all overdue interest on all Securities, and

               (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

          (2) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 hereof; and

          (3) the rescission will not conflict with any judgment or decree of a court of competent jurisdiction.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
- -------

          The Company covenants that if:

           (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

           (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or, with respect to any Security required to have been purchased pursuant to an Offer or a Change of Control Offer made by the Company, at the purchase date thereof, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
- ----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.
                        ------------------------------

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 606 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 507.  Limitation on Suits.
                        -------------------

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
- --------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any, on) and (subject to Section 307 hereof) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen

Securities in the last paragraph of Section 306 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
                                                        --------

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 513.  Waiver of Past Defaults.
                        -----------------------

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected by such modification or amendment.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.
                        --------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not, and will not permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, and will not permit any of its Subsidiaries to, hinder, delay or impede the execution of any power herein granted to the Trustee, but will, and will cause its Subsidiaries to, suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  Undertaking for Costs.
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or the Securities or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by Holders of more than 10% in principal amount of the Securities or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the respective Redemption Dates).


                                  ARTICLE SIX

                                  THE TRUSTEE


          SECTION 601.  Notice of Defaults.
                        ------------------

          Within 30 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in Trust Indenture Act Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however,
                                                              --------  -------
that, except
in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 602.  Certain Rights of Trustee.
                        -------------------------

          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

           (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

           (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (i) if an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603.  Trustee Not Responsible for Recitals or Issuance of
                        ---------------------------------------------------
Securities.
- ----------

          The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that any statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are (or when delivered, will be) true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 604.  May Hold Securities.
                        -------------------

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 605.  Money Held in Trust.
                        -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 606.  Compensation and Reimbursement.
                        ------------------------------

          The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section 606 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

          SECTION 607.  Conflicting Interests.
                        ---------------------

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          SECTION 608.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610 hereof.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 608 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to Trust Indenture Act Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee to the Holders of Securities in the manner provided for in Section 106 hereof. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

          SECTION 610.  Acceptance of Appointment by Successor.
                        --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 611.  Merger, Conversion Consolidation or Succession to
                        -------------------------------------------------
Business.
- --------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
- --------
Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may, upon receipt of a Company Order, authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of
      --------  -------
authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

          SECTION 612.  Preferential Collection of Claims Against Company.
                        --------------------------------------------------

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                 ARTICLE SEVEN

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY


          SECTION 701.  Company to Furnish Trustee Names and Addresses of
                        -------------------------------------------------
Holders.
- -------

          The Company will furnish or cause to be furnished to the Trustee:

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security
- --------  -------
Registrar, no such list need be furnished.

          Section 702.  Preservation of Information; Communications to Holders;
                        -------------------------------------------------------
Disclosure of Names and Addresses of Holders.
- --------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 hereof and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 hereof upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312(b).

          SECTION 703.  Reports by Trustee.
                        ------------------

          (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to all Holders, in the manner and to the extent provided in Trust Indenture Act
Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

          SECTION 704.  Reports by Company.
                        ------------------

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the Required Filing Dates.

                                 ARTICLE EIGHT

                     CONSOLIDATION, MERGER, SALE OF ASSETS


          SECTION 801.  Company and its Subsidiaries May Consolidate,
                        ---------------------------------------------
etc., Only on Certain Terms.
- ---------------------------

          (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

          (1) either

          (i) the Company shall be the continuing corporation; or

          (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by an indenture supplemental hereto in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) except in the case of the consolidation or merger of any Subsidiary of the Company with or into the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of
                                --- -----
the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (4) except in the case of the consolidation or merger of any Subsidiary of the Company with or into the Company, immediately before and immediately after giving effect to such transaction on a pro forma basis, the
                                                         --- -----
Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008 hereof;

          (5) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by an indenture supplemental hereto confirmed that its Guarantee shall apply to such Person's obligations hereunder and the Securities;

          (6) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of
Section 1012 hereof are complied with; and

          (7) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Each Guarantor, if any, shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions merge or consolidate with or into any other Person (other than the Company or any other Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person (other than the Company or any other Guarantor) unless at the time and after giving effect thereto:

          (1) either

                (i) such Guarantor shall be the continuing corporation; or

               (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof, the District of Columbia or the jurisdiction in which such Guarantor was organized and such Person shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture;

          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (3) such Guarantor shall have delivered or caused to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

          The provisions of this Section 801(b) hereof shall not apply to any transaction (including any Asset Sale made in accordance with Section 1011 hereof) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (c) of
Section 1013 hereof.

          SECTION 802.  Successor Substituted.
                        ---------------------

          Upon any consolidation of the Company (or any Guarantor) with or merger of the Company (or any Guarantor) with or into any other Person or any sale, assignment, conveyance, transfer, or other disposition of the properties and assets of the Company (or any Guarantor) substantially as an entirety to any Person in accordance with Section 801(a) or Section 801(b) hereof in which the Company or any Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which the Company (or a Guarantor) is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801(a) hereof), or the Guarantor, as the case may be, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES


          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the obligations under this Indenture and the Securities of the Company or any Guarantor and the assumption by any such successor of the covenants of the Company and any Guarantor contained herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3) to provide for a Guarantee of the Securities or add a Guarantor pursuant to the requirements of Section 1013 hereof;

          (4) to secure the Securities pursuant to the requirements of Section 1012 hereof or otherwise; or

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of Section 610 hereof; or

          (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect
                           --------
     the interests of the Holders; or

          (7) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental
                              --------  -------
indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

          (2) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1011 hereof or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1014 hereof, including amending, changing or modifying any definitions with respect thereto;

          (3) reduce the percentage in principal amount of Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver;

          (4) modify any of the provisions of this Section or Section 513 hereof, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

          (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

          (6) amend or modify any of the provisions of this Indenture relating to any Guarantee of the Securities in any manner adverse to the Holders of the Securities or any Guarantee.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Securities to Supplemental Indentures.
                        --------------------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902 hereof, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106 hereof, setting forth in general terms the substance of such supplemental indenture.

                                 ARTICLE TEN

                                   COVENANTS


          SECTION 1001.  Payment of Principal, Premium, if any, and Interest.
                         ---------------------------------------------------

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Securities may be surrendered for registration of transfer or exchange, and shall also maintain an office or agency where Securities may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (in or outside the Borough of Manhattan, The City of New
York). The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time rescind the above designation and designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such subsequent designation; provided, however, that no such designation or
                             --------  -------
rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Security Payments to Be Held in Trust.
                         -----------------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such
                                --------  -------
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, and as long as any Securities remain Outstanding, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to
              --------  -------
preserve any such right or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders. This Section 1004 shall not prohibit the Company from taking any action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be
                         --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (as determined by the Board of Directors in good faith) are being maintained in accordance with GAAP.

          SECTION 1006.  Maintenance of Properties.
                         -------------------------

          The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company
- --------  -------
from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Maintenance of Insurance.
                         ------------------------

          The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate; provided, however, that the Company
                                            --------  -------
shall not be required to repair, replace or otherwise restore such property if the Board of Directors shall determine in good faith that such repair, replacement or restoration is not desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss of such property is not disadvantageous in any material respect to the Holders.

          SECTION 1008.  Limitation on Indebtedness.
                         --------------------------

          (a) The Company shall not create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness and the Company shall not permit any of its Subsidiaries to incur any Indebtedness, except that

          (1) the Company may incur Indebtedness and

          (2) any Subsidiary of the Company may incur Acquired Indebtedness, Purchase Money Indebtedness, and Indebtedness in respect of Sale and Leaseback Transactions, if, in each case, (x) the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to:
                                                           --- -----

               (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

               (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

               (iii) in the case of Acquired Indebtedness and Purchase Money Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four-quarter period; and

               (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period)

is at least equal to 2.5 to 1.0 and (y) if such Indebtedness is Subordinated Indebtedness, such Indebtedness has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities.

          (b) The foregoing limitations shall not apply to the incurrence of any of the following (collectively "Permitted Indebtedness"):

          (i) Total Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $125,000,000; provided that if such Indebtedness is for borrowed money, then such
     --------
     Indebtedness together with all other Indebtedness for borrowed money under the Credit

     Facility shall not exceed at any time $50,000,000 in aggregate principal amount;

          (ii) Indebtedness of the Company pursuant to the Securities and Indebtedness of any Guarantor pursuant to a Guarantee of the Securities;

          (iii) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of this Indenture and listed on Schedule 2 hereto;

          (iv) Indebtedness (1) of the Company owing to a Subsidiary of the Company or (2) of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary provided that any such Indebtedness is made
                             --------
     pursuant to an intercompany note in the form attached as Exhibit B hereto and, in the case of Indebtedness of the Company owing to a Subsidiary of the Company, is subordinated in right of payment from and after such time as the Securities become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities; provided, further, that (x) any
                                       --------  -------
     disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary) will be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause
     (iv) and (y) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary will be deemed to be the incurrence of Indebtedness by the Company or such other Wholly Owned Subsidiary that is not permitted by this clause (iv);

          (v) Indebtedness of the Company pursuant to Hedging Obligations, so long as the notional amount of those Hedging Obligations which relate to other Indebtedness described in clause (i), (ii) or (iii) of the definition of "Indebtedness" at the time incurred does not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such incurrence;

          (vi) guarantees of any Subsidiary of the Company made in accordance with Section 1013 hereof;

          (vii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing," for purposes of this Section 1008) of any Indebtedness described in clauses (ii) and
     (iii) of this paragraph (b) including any successive refinancings, provided, that (A) the aggregate principal amount of Indebtedness
     --------
     represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or
     (II) the amount of premium, interest or other payment actually paid at such time to refinance such Indebtedness, plus, in either case, the amount of reasonable fees and expenses of the Company incurred in connection with such refinancing, (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness, (C) Subordinated Indebtedness is refinanced only with Indebtedness which is equally subordinated and (D) Indebtedness of the Company is not refinanced with Indebtedness of any Subsidiary of the Company; and

          (viii) Indebtedness of the Company (including without limitation under the Credit Facility) in addition to that described in clauses (i) through
     (vii) above, and any renewals, extensions, substitutions, refundings, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of such Indebtedness does not exceed the greater of (A) $10,000,000 and (B) the dollar amount represented by the product of 500,000 and the settlement price on the New York Mercantile Exchange of the spot month for a barrel of West Texas Intermediate crude oil (or, if such price cannot be obtained, the arithmetic mean of the applicable prices shown in the then most recently published Platt's Oilgram Price Report or, if such
                                      ----------------------------
     publication is not published at any time, or if it does not include such prices, then in any comparable industry publication including such prices), which amount will be calculated by the Company as of the last day of each calendar quarter using the price per barrel as determined under (B) above as of such date and shall be in effect for the next succeeding calendar quarter.

          The Company shall, not later than the second Business Day of each calendar quarter, provide the Trustee with an Officers' Certificate setting forth the calculation of the amount of Permitted Indebtedness as of the last day of the preceding calendar quarter as set forth in the above definition.

           SECTION 1009.  Limitation on Restricted Payments.
                          ---------------------------------

           (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or any of its Wholly Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary of the Company held by any Person (other than the Company or any of its Wholly Owned Subsidiaries);

          (v) incur, create, assume or suffer to exist any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Subsidiary); or

          (vi) make any Investment (other than any Permitted Investment) in any Person

(any of the foregoing payments described in clauses (i) through (vi) being, collectively, "Restricted Payments"), unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default has occurred and is continuing; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the
                                                         --- -----
Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with Section 1008 hereof; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture does not exceed the sum of:

               (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the proposed Restricted Payment (or if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

               (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company as capital contributions to the Company;

               (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock (except, in each case, to the extent such proceeds are used to redeem any of the Securities with the proceeds of an issuance of common stock of the Company in a Public Equity Offering as provided in Section 1101 hereof and in the form of Security (attached hereto as Exhibit A));

               (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or other rights to purchase shares of Qualified Capital Stock of the Company;

               (E) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of debt securities or shares of Redeemable Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or shares of Redeemable Capital Stock were originally issued or sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange; and

               (F) $10,000,000.

          (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 1009 (such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section
     1009);

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Company) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds
                                             --------
     from the issuance of such shares of

     Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section 1009;

          (iii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of
     --------
     Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section 1009; and

          (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (collectively, a "refinancing," for purposes of this Section 1009) through the issuance of new Subordinated Indebtedness of the Company, provided, that any such new
                                                   --------
     Subordinated Indebtedness (A) is in an aggregate principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination) plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance such Subordinated Indebtedness, plus, in either case, the amount of reasonable fees and expenses of the Company incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (D) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced.

          SECTION 1010.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless:

           (i) such transaction or series of related transactions is in writing on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

          (ii) with respect to any transaction or series of related transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the calendar year during which such transaction or series of related transactions is proposed to be consummated, exceeds $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above;

          (iii) with respect to any transaction or series of related transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the calendar year during which such transaction or series of related transactions is proposed to be consummated, exceeds $2,500,000, the Company delivers to the Trustee, in addition to the Officers' Certificate referred to in clause (ii) above, a Board Resolution evidencing that such transaction or series of related transactions has been approved in good faith by a majority of the Independent Directors of the Company that are disinterested; and

          (iv) with respect to any transaction or series of related transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the calendar year during which such transaction or series of related transactions is proposed to be consummated, exceeds $5,000,000, the Company delivers to the Trustee, in addition to the Officers' Certificate and the Board Resolution referred to in clauses (ii) and (iii) above, respectively, an opinion of an investment banking firm of national standing, unaffiliated with the Company or such Subsidiary and the Affiliate which is party to such transaction stating that the transaction or series of related transactions is fair to the Company or such Subsidiary;

provided, however, that this Section 1010 shall not apply to transactions
- --------  -------
pursuant to agreements in existence on the date of this Indenture.

          SECTION 1011.  Limitation on Sale of Assets.
                         ----------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 85% of the proceeds from such Asset Sale are received in cash or Cash Equivalents and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares, properties or assets sold.

          (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any unsubordinated Indebtedness then outstanding as required by the terms thereof, and the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such unsubordinated Indebtedness or if no such unsubordinated Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds thereof in other properties and assets which (as determined in good faith by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay unsubordinated Indebtedness nor used or invested as set forth in this paragraph constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company shall make an irrevocable offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth herein in the maximum principal amount (expressed as an integral multiple of $1,000) of Securities that may be purchased with the Excess Proceeds. The purchase price to be paid pursuant to any such Offer will be payable in cash in an amount equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, through the repurchase date. To the extent that the aggregate purchase price for Securities tendered pursuant to an Offer is less than the Excess Proceeds (the amount of such shortfall, if any, constituting a "Deficiency"), the Company may use such Deficiency for general corporate purposes. Upon completion of the purchase of all the Securities tendered pursuant to an Offer, the amount of Excess Proceeds, if any, will be reset to zero.

          (d) Whenever the aggregate amount of Excess Proceeds received by the Company exceeds $5,000,000, such Excess Proceeds shall, prior to any purchase of Securities described in paragraph (c) above, be set aside by the Company in a separate account pending (i) deposit with a depositary or a paying agent of the amount required to purchase the Securities tendered in an Offer and (ii) delivery by the Company of the purchase price to the holders of the Securities tendered in an Offer. Such Excess Proceeds may be invested in Cash Equivalents at the Company's written direction, provided that
                                                                 --------
the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5,000,000, will not be later than the repurchase date. The Company will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents, provided that the Company will not withdraw such interest
                       --------
from the separate account if an Event of Default has occurred and is continuing.

          (e) If the Company becomes obligated to make an Offer pursuant to paragraph (c) above, the Securities shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Excess Proceeds are less than the aggregate purchase price of all Securities tendered.

          (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1011, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1011 by virtue thereof.

          (g) The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist or become effective any consensual restriction (other than restrictions not more restrictive than those in effect under Indebtedness outstanding on the date of this Indenture and listed on
Schedule 2 hereto, including Indebtedness under the Credit Facility) that would materially impair the ability of the Company to comply with the provisions of this Section 1011.

          SECTION 1012.  Limitation on Liens.
                         -------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless the Securities (or in the case of Liens on property or assets of a Guarantor, the related Guarantee) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to its Guarantee) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following (collectively, "Permitted Liens"):

          (a) any Lien existing as of the date of this Indenture;

          (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired; (ii) taxes not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and against which appropriate reserves have been established in accordance with GAAP; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the businesses of the Company or any of its Subsidiaries or the value of such property for the purpose of such businesses; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (vii) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially adversely interfering with the ordinary conduct of the businesses of the Company or any of its Subsidiaries; or
     (viii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof and against which appropriate reserves have been established;

          (c) any Lien (including extensions and renewals thereof) upon real or tangible personal property acquired or constructed in the ordinary course of business after the date of this Indenture; provided that (i) such Lien
                                                   --------
     is created (A) solely for the purpose of securing Purchase Money Indebtedness incurred in respect of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 90 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (B) to refinance any Purchase Money Indebtedness previously incurred and so secured, (ii) the principal amount of Purchase Money Indebtedness secured by such Lien does not exceed 100% of the lesser of the aggregate cost or the Fair Market Value of such item of property or assets, (iii) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item and (iv) any such Lien does not extend to or cover any property or assets of the Company or any of its Subsidiaries existing as of the date of this Indenture;

          (d) any Lien now or hereafter existing on property or assets of the Company or any of its Subsidiaries securing the Securities;

          (e) any Lien securing Acquired Indebtedness created prior to (and not created in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any of its Subsidiaries, in each case which Indebtedness is permitted under Section 1008 hereof; provided that any such
                                                          --------
     Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries;

          (f) any Lien securing Hedging Obligations that the Company enters into in the ordinary course of business for the purpose of protecting against fluctuations in the price of crude oil, other feedstocks or refined products;

          (g) any Lien on pipeline or pipeline facilities which arise out of operation of law;

          (h) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing paragraphs (a) through (g) so long as no additional assets become subject to such Liens as a result of such extension, renewal, refinancing or replacement; and

          (i) any Lien on property of the Company or any of its Subsidiaries that is subject to a Sale and Leaseback Transaction, provided that after
                                                          --------
     giving effect to such transaction the aggregate principal amount of Attributable Indebtedness in respect of all Sale and Leaseback Transactions entered into by the Company and its Subsidiaries then outstanding, other than any Sale and Leaseback Transactions existing as of the date of this Indenture, does not at the time such Lien is incurred exceed 10% of the Consolidated Net Worth of the Company.

           SECTION 1013.  Limitation on Issuances of Guarantees of and Pledges
                          ----------------------------------------------------
for Indebtedness.
- ----------------

          (a) The Company shall not permit any of its Subsidiaries, directly or indirectly, to secure the payment of any Indebtedness of the Company or pledge any intercompany notes representing obligations of any Subsidiary of the Company to secure the payment of any Indebtedness unless in each case (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities by such Subsidiary, which guarantee is on the same terms as the guarantee of such Indebtedness (if a guarantee of Indebtedness is granted by any such Subsidiary) except that the guarantee of the Securities need not be secured and (ii) such Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantee.

          (b) The Company shall not permit any of its Subsidiaries, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to Section 1012 hereof and (B) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness is subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Securities to the same extent as such Indebtedness is subordinated to the Securities and (ii) such Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantee.

          (c) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Company of the Securities will provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which is in compliance with the terms of this Indenture or (ii) the release by all of the holders of the Indebtedness of the Company described in paragraphs (a) and (b) above of their security interest or their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except a release by or as a result of enforcement upon such security interest or payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Subsidiary also release their security interest in, or guarantee by, such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except a release by or as a result of enforcement upon such security interest or payment under such guarantee).

          SECTION 1014.  Purchase of Securities Upon a Change of Control.
                         -----------------------------------------------

          (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, together with accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the irrevocable offer described below (the "Change of Control Offer") and the other procedures set forth in paragraphs (b), (c) and
(d) of this Section 1014.

          (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder in the manner set forth in Section 106 hereof, stating

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

          (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

          (iii) that any Security not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

          (v) certain procedures that a holder of Securities must follow to accept a Change of Control Offer or to withdraw such acceptance.

          (c) Holders electing to have Securities purchased will be required to surrender such Securities with an appropriate execution form duly executed to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1014, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1014 by virtue thereof.

          (e) The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive than those in effect under Indebtedness outstanding on the date of this Indenture and listed on Schedule 2 hereto, including Indebtedness under the Credit Facility) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

          SECTION 1015.  Limitation on Sale and Leaseback Transactions.
                         ---------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless (i) immediately before and immediately after giving effect to such transaction and the Attributable Indebtedness in respect thereof, on a pro forma basis, the Company or such
                                      --- -----
Subsidiary could incur $1.00 of additional Indebtedness (other than

Permitted Indebtedness) in accordance with Section 1008 hereof, (ii) immediately before and immediately after giving effect to such transaction, on a pro forma
                                                                     --- -----
basis, the Company or such Subsidiary could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to paragraph (i) of Section 1012 hereof had such Sale and Leaseback Transaction been structured as a secured loan rather than a Sale and Leaseback Transaction without equally and ratably securing the Securities, and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1011 hereof.

          SECTION 1016.  Limitation on Subsidiary Capital Stock.
                         --------------------------------------

          The Company shall not permit (a) any Subsidiary of the Company to issue any Capital Stock, except for:

          (i) Capital Stock issued to and held by the Company or a Wholly Owned Subsidiary, and

          (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary of the Company, (B) such Person merges with or into a Subsidiary of the Company or (C) a Subsidiary of the Company merges with or into such Person, provided that such Capital Stock was not issued
                               --------
     or incurred by such Person in anticipation of the type of transaction contemplated by subclauses (A), (B) or (C) of this subparagraph (ii),

or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any Subsidiary of the Company (in each of clauses (a) and (b) above, other than directors' qualifying shares or shares required to be owned by foreign nationals under applicable law).

          SECTION 1017.  Limitation on Dividends and Other Payment Restrictions
                         ------------------------------------------------------
Affecting Subsidiaries.
- ----------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Subsidiary of the Company, (ii) pay any Indebtedness owed to the Company or any other Subsidiary of the Company,
(iii) make any Investment in the Company or any other Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any other Subsidiary of the Company, except (A) any encumbrance or restriction pursuant to an agreement in effect or entered into on the date of this Indenture; (B) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company; and (C) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (A) and (B), or in this clause (C), provided that the terms
                                                      --------
and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

          SECTION 1018.  Provision of Financial Statements.
                         ---------------------------------

          (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

          (b) The Company shall also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Securities, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Securities at the Company's cost.

          SECTION 1019.  Statement by Officers As to Default; Compliance
                         -----------------------------------------------
Certificates.
- ------------

          (a) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a brief certificate from the Company's principal executive officer, principal financial officer or principal accounting officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture. Such certificate shall state that such officer has reviewed this Indenture and believes that either (a) the Company and the Guarantors, if any, are in compliance with the terms hereof or (b) the Company and the Guarantors, if any, are not in compliance with the terms hereof, and if a Default has occurred and is continuing, specifying the nature and period of the existence thereof. For purposes of this Section 1019(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any of its Subsidiaries gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

          SECTION 1020.  Waiver of Certain Covenants.
                         ---------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 801 hereof and in Sections 1008 through 1010, 1012, 1013, and 1015 through 1018 hereof, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES


          SECTION 1101.  Right of Redemption.
                         -------------------

          (a) The Securities shall be subject to redemption at any time on or after _______, 2000 at the option of the Company, in whole or in part, subject to the conditions and at the Redemption Prices specified in the form of Security (attached hereto as Exhibit A), together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Dates to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date).

          (b) Notwithstanding the foregoing, at any time prior to ___________, 1998, the Company may redeem Securities having an aggregate principal amount of up to $__________ at a redemption price of ______% of the principal amount of Securities redeemed, plus accrued and unpaid interest, if any, to the Redemption Date, with the Net Cash Proceeds of one or more Public Equity Offerings of the Company, provided, that Securities having an aggregate principal amount of at
         --------
least $_____________ remain Outstanding immediately after any such redemption.

          SECTION 1102.  Applicability of Article.
                         ------------------------

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  Election to Redeem; Notice to Trustee.
                         -------------------------------------

          The election of the Company to redeem any Securities pursuant to
Section 1101 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104 hereof.

          SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.
                         -------------------------------------------------

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by
                                                                 --- ----
lot or by any other method as the Trustee shall deem fair and reasonable and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption.
                         --------------------

          Notice of redemption shall be given in the manner provided for in
Section 106 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

          All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106.  Deposit of Redemption Price.
                         ---------------------------

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 hereof) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

          SECTION 1107.  Securities Payable on Redemption Date.
                         -------------------------------------

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose
                     --------  -------
Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307 hereof.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

          SECTION 1108.  Securities Redeemed in Part.
                         ---------------------------

          Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE


          SECTION 1201.  Company's Option to Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance.
- ----------

          The Company may, at its option by Board Resolution at any time, elect to have either Section 1202 or Section 1203 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 1202.  Defeasance and Discharge.
                         ------------------------

          Upon the Company's exercise under Section 1201 hereof of the option applicable to this Section 1202, the Company, any Guarantor and any other obligor upon the Securities shall be deemed to have been discharged from their respective obligations with respect to all the Outstanding Securities on the date the conditions set forth in Section 1204 hereof are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by Outstanding Securities except for (i) the rights of Holders of Outstanding Securities to receive payments out of amounts deposited in trust with the Trustee (as set forth in Section 1204 hereof) in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) this Article Twelve.

          SECTION 1203.  Covenant Defeasance.
                         -------------------

          Upon the Company's exercise under Section 1201 hereof of the option applicable to this Section 1203, the Company, any Guarantor and any other obligor upon the Securities shall be released from their respective obligations under any covenant in Section 801 hereof and in Sections 1005 through 1017 hereof with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or
Section 501(6) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.
                         -----------------------------------------------

          The following shall be the conditions to application of either Section 1202 or Section 1203 hereof to the Outstanding Securities:

          (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 hereof who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of principal (or on any date after ________, 2000 (such date being referred to as the "Defeasance Redemption Date") if when exercising under Section 1201 hereof either its option applicable to Section 1202 hereof or its option applicable to Section 1203 hereof, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); provided that the Trustee
                                                    --------
     shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by
                                        --------
     law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (ii) In the case of an election under Section 1202 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States of America stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (iii) In the case of an election under Section 1203 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States of America to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, with respect to Section 501(8) or Section 501(9) hereof, at any time during the period ending on the 91st day after the date of deposit.

          (v) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor.

          (vi) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.

          (vii) The Company shall have delivered to the Trustee an opinion of independent counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (viii) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

          (ix) No event or condition shall exist that would prevent the Company from making payments of principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

          (x) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 hereof or the covenant defeasance under Section 1203 hereof (as the case may be) have been complied with.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  CROWN CENTRAL PETROLEUM
                                  CORPORATION,
                                    as Issuer


                                  By
                                    ----------------------------
                                     Title:


Attest:
       --------------------
       Title:


                                  THE FIRST NATIONAL BANK
                                     OF BOSTON,
                                     as Trustee


                                  By
                                    ----------------------------
                                     Title:


Attest:
       --------------------
       Title:

                                                                      SCHEDULE 1



                               Permitted Holders



1.  Susan B. Berlow
2.  Lisa D. Bertelsen
3.  Mary Jane Blaustein
4.  Jeanne B. Bokor
5.  Marjorie T. Coleman
6.  Barbara B. Hirschhorn
7.  Jeffery A. Hoffberger
8.  Judith R. Hoffberger
9.  Russel J. Hoffberger
10. Ruth R. Marder
11. Edward L. Rosenberg
12. Frank B. Rosenberg
13. Henry A. Rosenberg, Jr.
14. Elizabeth B. Roswell
15. Louis B. Thalheimer
16. Elizabeth T. Wachs

                                                                SCHEDULE 2



                           Outstanding Indebtedness
                          As of January 4, 1995 /(1)/
                          ===========================

$125 Million Credit Facility
   Borrowings                                                  $         0
   Letters of Credit                                           $19,005,045

$ 60 Million Note Purchase Agreement
 dated January 3, 1991                                         $51,428,000

Purchase Money Liens (BOT Financial)                           $ 5,490,826

Capitalized Lease Obligations                                  $   916,940

Hedging Obligations (Marked to Market)

   Interest Rate Swaps
      Chase Manhattan           #A06263                        $   284,825
                                 A06703                        $   479,329
                                 A06843                        $   295,494
      Nations Bank               115070                        $   286,862
                                 116480                        $   618,923
                                 125850                        $   502,718
      Bank of Nova Scotia        S05992                        $   348,913

   Commodity Futures Contracts/(1)/
      Merrill Lynch   (5,328 contracts)                        $   209,481
      Refco           (2,619 contracts)                        $ (338,046)
      EDF Mann        (  771 contracts)                        $    15,422

Deferred Purchase Price
   Tongue Brooks and Company
   Purchase of the following:

      Health Plan Administrators Inc.                          $   132,750
      H. Francis La Brun Company, Inc.                         $   216,828
      Wolman Hecht Inc.                                        $    83,909

/(1)/ The dollar values shown for the Commodity Futures Contracts are marked to market based on market conditions as of December 30, 1994. These Hedging Obligations have expirations ranging from January to June 1995.

                                                                       Exhibit A
                                                                       ---------

                          [FORM OF FACE OF SECURITY]

                      CROWN CENTRAL PETROLEUM CORPORATION

                         ______% Senior Note due 2005

                                                       CUSIP

No.__________                                          $______________

          CROWN CENTRAL PETROLEUM CORPORATION, a Maryland corporation (the "Company", which term includes any successor under the Indenture hereinafter
referred to), for value received, promises to pay to   __________, or its
registered assigns, the principal sum of _____________________________ United States dollars, on _________________, 2005.

          Interest Rate:                       % per annum.
          Interest Payment Dates:        __________ and _______,  of each year
                                         commencing __________, 1995.

          Regular Record Dates:          _________ and _________ of each year.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:___________________          CROWN CENTRAL PETROLEUM
                                     CORPORATION


                                  By:___________________________
                                      Title:
[SEAL]


Attest:__________________
       Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]



This is one of the ______% Senior Notes due 2005 described in the within-mentioned Indenture.


                                  THE FIRST NATIONAL BANK OF
                                     BOSTON, as Trustee



                                  By:
                                     ---------------------------
                                      Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                      CROWN CENTRAL PETROLEUM CORPORATION

                          ______% Senior Note due 2005



1.   Principal and Interest.
     ----------------------

          The Company will pay the principal of this Security on ________________, 2005.

          The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of ______% per annum.

          Interest will be payable semiannually (to the holders of record of the Securities (or any Predecessor Securities) at the close of business on the _________ or ___________ immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing __________, 1995.

          Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from ______________, 1995; provided that, if there is no existing default in the
                           --------
payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.


2.  Method of Payment.
    -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each _____________ and _______________ to the persons who are holders (as reflected in the Security Register at the close of business on the ______________ and _______________ immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make
- --------
payment to the Holder
that surrenders this Security to any Paying Agent on or after ______________, 2005.

          The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3.  Paying Agent and Registrar.
    --------------------------

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any of its Subsidiaries or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.


4.  Indenture; Limitations.
    ----------------------

          The Company issued the Securities under an Indenture dated as of ___________, 1995 (the "Indenture"), between the Company and The First National Bank of Boston, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

          The Securities are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Securities to $100,000,000.


5.  Redemption.
    ----------

          Optional Redemption.  The Securities shall be subject to redemption at
          -------------------
any time on or after ___________, 2000, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning ___________ of the years indicated below:

                                                     Redemption
          Year                                          Price
          ----                                       ----------
          2000 . . . . . . . . . . . . . . . . . . .    ____%
          2001 . . . . . . . . . . . . . . . . . . .    ____%
          2002 . . . . . . . . . . . . . . . . . . .    ____%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date).

          Optional Redemption upon a Public Offering.   Notwithstanding the
          ------------------------------------------
foregoing, at any time prior to ___________, 1998, the Company may redeem up to $_____________, principal amount of the Securities at a Redemption Price of ________% of the principal amount of Securities redeemed, together with accrued and unpaid interest, if any, to the Redemption Date, with the Net Cash Proceeds of one or more Public Equity Offerings of the Company; provided that after such
                                                       --------
redemption Securities having an aggregate principal amount of at least $____________, remain Outstanding.

          Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.  Repurchase upon a Change in Control and Asset Sales.
    ---------------------------------------------------

          (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.  Denominations; Transfer; Exchange.
    ---------------------------------

          The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.


8.  Persons Deemed Owners.
    ---------------------

          A Holder may be treated as the owner of a Security for all purposes.


9.  Unclaimed Money.
    ---------------

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (and premium on, if any) and accrued interest on the Securities (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.


11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and certain existing defaults or compliance with certain restrictive covenants and provisions may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.


12.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) transactions with Affiliates; (iv) sale of Assets; (v) Liens; (vi) issuances of Guarantees and pledges by Subsidiaries;
(vii) purchase of Securities upon a Change of Control; (viii) Sale and Leaseback Transactions; (ix) Subsidiary Capital Stock; (x) dividends and other payment restrictions affecting Subsidiaries; and (xi) consolidation, merger and certain transfers of assets. Within 120 days after the end of each fiscal year and within 60 days after the end of each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.


13.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.


14.  Remedies for Events of Default.
     ------------------------------

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealing with Company.
     ----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


16.  Authentication.
     --------------

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.


17.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Crown Central Petroleum Corporation, One North Charles Street, Baltimore, Maryland 21201,
Attention: Secretary.

                           [FORM OF TRANSFER NOTICE]



          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.
- ----------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

- ------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

- ------------------------------------------------------------------------------
attorney to transfer such Security on the books of the Company with full power of substitution in the premises.



Date:
     -----------------        ---------------------------------------
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                    ----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE



          If you wish to have this Security purchased by the Company pursuant to
Section 1011 or Section 1014 of the Indenture, check the Box: [   ].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1011 or Section 1014 of the Indenture, state the amount (in original principal amount) below:



                        $______________________________.


Date:__________________

Your Signature:_____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:____________________

                                                                       Exhibit B
                                                                       ---------



                          [FORM OF INTERCOMPANY NOTE]

                      CROWN CENTRAL PETROLEUM CORPORATION

                         __% Subordinated Note Due ____


                                                                    $___________


          CROWN CENTRAL PETROLEUM CORPORATION, a Maryland corporation (the "Company"), for value received, promises to pay to _______
_________________________, or its registered assigns, the principal sum of
________________________________ ($____________) on ___________________.


          Interest Rate:  ____% per annum.
          Interest Payment Dates:  ____________ and ____________, commencing
          ________________.

          Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officers.

Date:                         CROWN CENTRAL PETROLEUM CORPORATION


                              By___________________________
                                Title:

                              By___________________________
                                Title:

                      CROWN CENTRAL PETROLEUM CORPORATION

                         __% Subordinated Note Due ____



1.  Principal and Interest.
    ----------------------


          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the first page of this Note, at the rate of __% per annum.

          Interest will be payable [semiannually] on each Interest Payment Date, commencing ________________.


          Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Subordination
    -------------

          This Note will be subordinated indebtedness of the Company. Payment of the Subordinated Obligations (as defined below) will be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness, including, without limitation, the Company's obligations under the ______% Senior Notes due 2005.

          "Subordinated Obligations" means any principal of, premium, if any, or interest on this Note payable pursuant to the terms of this Note or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of this Note or amounts corresponding to such principal, premium, if any, or interest on this Note.

          Upon any payment or distribution of assets or securities of the Company, of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holders shall be entitled to receive any payment by the Company on account of Subordinated Obligations, or any payment to acquire this Note for cash, property or securities, or any distribution with respect to this Note of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holders would be entitled, but for the subordination provisions of this Note, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making such payment or distribution or by the holders if received by them, directly to the holders of the Senior Indebtedness (pro rata to such
                                                             --- ----
holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          No direct or indirect payment by or on behalf of the Company of Subordinated Obligations, whether pursuant to the terms of this Note or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists an event of default, or a default (it being understood that as used in this sentence a "default" with respect to any Senior Indebtedness shall mean the happening of any event or the existence of any condition which, after the giving of notice or the passage of time or both, would constitute an event of default under such Senior Indebtedness) with respect to any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

          "Senior Indebtedness" means the following obligations of the Company:
(i) any obligation with respect to the ______% Senior Notes due 2005 of the Company (the "Senior Notes"); and (ii) all other indebtedness of the Company, including principal, premium and interest on such indebtedness, unless such indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is outstanding, is expressly subordinated in right of payment to any other indebtedness of the Company; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (b) any indebtedness of the

Company to a subsidiary of the Company or to a joint venture in which the Company has an interest, (c) any indebtedness of the Company (other than such indebtedness already described in clause (i) above) of the type described in clause (ii) above and not permitted by the "Limitation on Indebtedness" covenant of the indenture with respect to the Senior Notes, (d) any repurchase, redemption or other obligation in respect of redeemable stock, (e) any Indebtedness to any employee of the Company or any of its subsidiaries, (f) any liability for Federal, state, local or other taxes owed or owing by the Company or (g) any trade payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

          To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration invalidity or setting aside had not occurred.

          "Trade Payables" means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such person or any of its subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.